Exhibit 10.2

SECOND AMENDMENT

SECOND AMENDMENT, dated as of July 15, 2016 (this “Second Amendment”), to the Existing Credit Agreement referred to below among WMG Acquisition Corp., a Delaware corporation (together with its successors and assigns, the “Borrower”), the other Loan Parties (as defined in the Credit Agreement (as defined below)) parties hereto, WMG Holdings Corp., a Delaware corporation (together with its successors and assigns, “Holdings”), the several banks and financial institutions parties hereto as Lenders and the Administrative Agent (as defined below).  Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement (as amended by this Second Amendment).

W I T N E S S E T H :

WHEREAS, the Borrower has entered into that certain Credit Agreement, dated as of November 1, 2012 (as amended by the Incremental Commitment Amendment thereto, dated as of May 9, 2013, the “Existing Credit Agreement”, and as amended hereby, the “Credit Agreement”), among the Borrower; the several Lenders party thereto from time to time; Credit Suisse AG, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”); Barclays Bank PLC and UBS Securities LLC, as syndication agents, joint lead arrangers and joint bookrunners; and Credit Suisse Securities (USA) LLC, Macquarie Capital (USA) Inc. and Nomura Securities International, Inc., as joint lead arrangers and joint bookrunners;

WHEREAS, pursuant to Section 11.1 of the Existing Credit Agreement, the Borrower and the Required Lenders (determined immediately prior to giving effect to this Second Amendment) are willing to amend the Existing Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION One - Credit Agreement Amendments.  Subject to the satisfaction of the conditions set forth in Section Two hereof:

(1) Section 1.1 of the Existing Credit Agreement is hereby amended to insert the following definitions in alphabetical order:

“2014 Senior Secured Notes”: the Borrower’s Dollar-denominated 5.625% Senior Secured Notes due 2022 issued pursuant to the New Notes Indenture, and any substantially similar senior secured notes exchanged therefor that have been registered under the Securities Act, and as the same or such substantially similar notes may be amended, supplemented, waived or otherwise modified from time to time.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition and is subject to the supervision of an EEA Resolution Authority, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision of an EEA Resolution Authority with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Second Amendment Date”: the date of effectiveness of the Second Amendment, dated July 15, 2016, by and among the Borrower, the other Loan Parties thereto, Holdings, the Lenders party thereto and the Administrative Agent.

“Trigger Date”: the date on or prior to September 30, 2016 as of which both of the following conditions have been satisfied:  (i) the Borrower and its Restricted Subsidiaries, after the Second Amendment Date, have incurred Indebtedness for borrowed money with a maturity date after the Maturity Date the gross proceeds of which (before deduction of original issue discount and other fees) equal at least $300 million  and (ii) the Borrower has prepaid Tranche B Term Loans after the Second Amendment Date in an amount at least equal to the lesser of (x) $300 million and (y) the net proceeds of the Indebtedness described in clause (i) above.  The Borrower may notify the Administrative Agent of the occurrence of the Trigger Date.  Upon receipt of such notice the Administrative Agent shall promptly confirm to the Borrower that the Trigger Date has occurred and notify the Lenders of the occurrence of the Trigger Date.  Each Lender hereby authorizes the Administrative Agent to provide such confirmation and agrees that such confirmation shall be irrevocably conclusive and binding upon such Lender.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(2) The definition of “Adjusted LIBOR Rate” in Section 1.1 of the Existing Credit Agreement is hereby amendment by adding the following at the end thereof:

“provided that if the Adjusted LIBOR Rate determined in accordance with the foregoing shall be less than zero, the Adjusted LIBOR Rate shall be deemed to be zero for all purposes of this Agreement.”

(3) The definition of “Alternative Base Rate” in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBOR Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Adjusted LIBOR Rate for any day shall be based on the rate determined on such day at approximately 11 a.m. (London time) by reference to the ICE Benchmark Administration Interest Settlement Rates (or the successor thereto if the ICE Benchmark Administration is no longer making a LIBOR Rate available) for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the ICE Benchmark Administration (or the successor thereto if the ICE Benchmark Administration is no longer making a LIBOR Rate available) as an authorized vendor for the purpose of displaying such rates).  If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBOR Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBOR Rate, as the case may be.

(4) The definition of “Defaulting Lender” in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Defaulting Lender”:  a Tranche B Term Lender that (a) has defaulted in its obligation to make a Loan required to be made by it hereunder, (b) has notified the Administrative Agent or a Loan Party in writing that it does not intend to satisfy any such obligation, (c) has admitted in writing that it is insolvent or such Lender becomes subject to a Lender-Related Distress Event or (d) has, or has a direct or indirect parent company, that has, become the subject of a Bail-in Action.

(5) The definition of “Federal Funds Effective Rate” in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as an overnight bank funding rate (from and after such date as the Federal Reserve Bank of New York shall commence to publish such composite rate).

(6) The definition of “LIBOR Rate” in Section 1.1 of the Existing Credit Agreement is hereby amended and restated as follows:

“LIBOR Rate” means, with respect to any Eurodollar Loan for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the commencement of such Interest Period by reference to the ICE Benchmark Administration Interest Settlement Rates (or the successor thereto if the ICE Benchmark Administration is no longer making such rates available) for deposits in the currency in which the applicable Eurodollar Loan is denominated (as set forth by any service selected by the Administrative Agent that has been nominated by the ICE Benchmark Administration (or the successor thereto if the ICE Benchmark Administration is no longer making such rates available) an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBOR Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in the currency in which the applicable Eurodollar Loan is denominated are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the beginning of such Interest Period.

(7) Section (1) of the definition of Permitted Investments in Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the words “the Borrower or” after the words “by a Restricted Subsidiary in” and before the words “another Restricted Subsidiary” in the second line of such provision.

(8) Section (13) of the definition of “Permitted Liens” in Section 1.1 of the Existing Credit Agreement is hereby amended and restated as follows:

(13) pledges, deposits or other Liens under workers’ compensation, unemployment insurance and other social security laws or regulations, or deposits to secure the performance of tenders, contracts (other than for the payment of Indebtedness) or leases, or deposits or other Liens to secure public or statutory obligations, or deposits or other Liens as security for contested taxes or import or customs duties or for the payment of rent, or deposits or other Liens securing liabilities to insurance carriers under insurance or self-insurance arrangements, in each case incurred in the ordinary course of business or consistent with past practice;

(9) Section (26) of the definition of “Permitted Liens” in Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following words “(A) prior to the occurrence of the Trigger Date,” at the beginning of such definition and inserting the following words at the end of such definition:

“(B) on and after the occurrence of the Trigger Date, Liens securing (i) Indebtedness in an aggregate principal amount (as of the date of incurrence of any such Indebtedness and after giving pro forma effect to the incurrence thereof and the application of the net proceeds therefrom (or as of the date of the initial borrowing of such Indebtedness after giving pro forma effect to the incurrence of the entire committed amount of such Indebtedness)), not exceeding the greater of (A) $2,275.0 million and (B) the maximum aggregate principal amount of Senior Secured Indebtedness that could be incurred without exceeding a Senior Secured Indebtedness to EBITDA Ratio for the Borrower of 4.00 to 1.00 and (ii) Revolving Credit Agreement Indebtedness not to exceed at any time outstanding $180.0 million;”

(10) The definition of “Permitted Liens” in Section 1.1 of the Existing Credit Agreement is hereby amended by adding the following paragraph at the end of such definition:

For purposes of determining compliance with any U.S. dollar-denominated restriction in this definition, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of, premium, if any, and accrued interest on, the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased plus any fees, premiums, underwriting discounts, costs and expenses relating to such extension, replacement, refunding, refinancing, renewal or defeasance.

(11) The definition of “Revolving Credit Agreement Indebtedness” in Section 1.1 of the Existing Credit Agreement is hereby amended by replacing the words “$150.0 million” with “(x) prior to the occurrence of the Trigger Date $150.0 million and (y) on and after the occurrence of the Trigger Date $180.0 million” in the second line and in the antepenultimate line of such definition.

(12) The definition of “Senior Secured Indebtedness” in Section 1.1 of the Existing Credit Agreement is hereby amended by adding the words “for which internal financial statements are available” after the words “most recently ended fiscal quarter” and before the words “plus the amount of any Indebtedness” in the third line of such definition.

(13) Section 2.6(a) of the Existing Credit Agreement is hereby amended by replacing the words “3.50 to 1.00” with “(x) prior to the occurrence of the Trigger Date 3.50 to 1.00 and (y) on and after the occurrence of the Trigger Date 4.00 to 1.00” in the 21st line of such provision.

(14) Section 4.4(b)(iii) of the Existing Credit Agreement is hereby amended by adding the words “or in the case of voluntary prepayments of Tranche B Term Loans pursuant to Section 4.4(a) made on or after the Second Amendment Date and on or prior to the Trigger Date, during a previous Fiscal Year (to the extent such voluntary prepayments have not previously been applied to reduce the amount of prepayment required to be made by the Borrower pursuant to Section 4.4(b)(iii) in a previous Fiscal Year or to reduce scheduled amortization of the Tranche B Term Loans)” after the words “during such Fiscal Year” and before the words “(which, in any event, shall not include” in the 21st line of such provision.

(15) Section 8.1(b)(i) of the Existing Credit Agreement is hereby amended by inserting the following words “(A) prior to the occurrence of the Trigger Date,” at the beginning of such provision and inserting the following words at the end of such provision:

(B) on and after the occurrence of the Trigger Date, (I) Indebtedness (a) pursuant to this Agreement and the other Loan Documents, (b) pursuant to any other Credit Agreement, (c) pursuant to the New Notes and the 2014 Senior Secured Notes, (d) constituting Rollover Indebtedness and (e) in respect of Permitted Debt Exchange Notes incurred pursuant to a Permitted Debt Exchange in accordance with Section 2.7 (and which does not generate any additional proceeds), up to an aggregate principal amount, together with amounts outstanding under a Qualified Securitization Financing incurred pursuant to clause (xvii) below, not to exceed at any one time outstanding the greater of (A) $2,275.0 million and (B) the maximum aggregate principal amount (as of the date of incurrence of any such Indebtedness and after giving pro forma effect to the incurrence thereof and the application of the net proceeds therefrom (or as of the date of the initial borrowing of such Indebtedness after giving pro forma effect to the incurrence of the entire committed amount of such Indebtedness)) that can be incurred without exceeding a Senior Secured Indebtedness to EBITDA Ratio for the Borrower of 4.00 to 1.00 (it being understood that for purposes of determining compliance under this clause (i) and under Section 2.6(a)(i), any Indebtedness incurred under this clause (i) and under Section 2.6(a)(i) (whether or not secured), other than Revolving Credit Agreement Indebtedness, will be included in the amount of Senior Secured Indebtedness for purposes of calculating the Senior Secured Indebtedness to EBITDA Ratio) and (II) Revolving Credit Agreement Indebtedness not to exceed at any time outstanding $180.0 million;

(16) Section 8.2(a) of the Existing Credit Agreement is hereby amended by (i) replacing the words “no Default or Event of Default” with the words “no Event of Default” in the first line of clause (1) of such provision and (ii) inserting the words “if such Restricted Payment is made in reliance on clause (A) of paragraph (3) below,” at the beginning of clause (2) of such provision immediately prior to the words “the Borrower would, at the time of such Restricted Payment”.

(17) Section 8.2(d) of the Existing Credit Agreement is hereby amended by (i) inserting the words “or Permitted Investments” immediately after the words “will be deemed to be Restricted Payments” in the seventh line of such provision and (ii) inserting the words “or Permitted Investment” immediately after the words “will be permitted only if a Restricted Payment” in the ninth line of such provision.

(18) A new Section 11.21 is hereby added to the Existing Credit Agreement as follows:

Section 11.21. Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)  the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

SECTION Two - Conditions to Effectiveness of Second Amendment.  This Second Amendment shall become effective on the date (the “Second Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(1) The Administrative Agent shall have received counterparts of this Second Amendment executed by the Borrower and the Required Lenders (determined immediately prior to giving effect to this Second Amendment).

(2) The Administrative Agent shall have received (i) true and complete copies of the resolutions duly adopted by the Board of Directors or a duly authorized committee thereof of the Borrower authorizing the execution, delivery and performance of this Second Amendment, and the performance of the Credit Agreement as amended by this Second Amendment, certified as of the Second Amendment Effective Date by a Responsible Officer, secretary or assistant secretary of the Borrower as being in full force and effect without modification or amendment and (ii) a good standing certificate for the Borrower from its jurisdiction of formation.

(3) The Borrower shall have reimbursed the Administrative Agent for (i) all of its reasonable out-of-pocket costs and expenses incurred in connection with this Second Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, and (ii) the reasonable documented fees, charges and disbursements of counsel to the Administrative Agent.

The Administrative Agent shall give prompt notice in writing to the Borrower of the occurrence of the Second Amendment Effective Date.  Each Lender hereby authorizes the Administrative Agent to provide such notice and agrees that such notice shall be irrevocably conclusive and binding upon such Lender. Each Lender also hereby authorizes the Administrative Agent, acting at the direction of the Required Lenders, to execute a counterpart to this Second Amendment.

SECTION Three - Representations and Warranties; No Default.  In order to induce the Lenders to consent to this Second Amendment, the Borrower represents and warrants to each of the Lenders and the Administrative Agent that on and as of the date hereof after giving effect to this Second Amendment:

(1) No Default or Event of Default has occurred and is continuing.

(2) The representations and warranties of the Loan Parties set forth in Article V of the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date, except that (i) to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date, (ii) the representations and warranties contained in Section 5.5(a) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 7.1(a) of the Credit Agreement and (iii) any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified.

(3) The execution, delivery and performance of this Second Amendment (i) are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate action and (ii) do not and will not (A) contravene the terms of the Borrower’s Organization Documents; (B) conflict with or result in any breach or contravention of, or require any payment to be made under, (x) any Contractual Obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or any of its Restricted Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (C) violate any Law; except in the case of clauses (ii)(B) and (ii)(C) to the extent that such conflict, breach, contravention or payment would not reasonably be expected to have a Material Adverse Effect.

(4) The Second Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.

SECTION Four - Reference to and Effect on the Credit Agreement and the Notes; Acknowledgements.

(1) On and after the effectiveness of this Second Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Second Amendment.  The Credit Agreement and each of the other

Loan Documents, as specifically amended by this Second Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  The execution, delivery and effectiveness of this Second Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.  For the avoidance of doubt, this Second Amendment shall constitute a Loan Document for all purposes of the Loan Documents.

(2) Without limiting the foregoing, each of the Loan Parties party to the Guarantee Agreement and the Security Agreement hereby (i) acknowledges and agrees that all of its obligations under the Guarantee Agreement and the Security Agreement are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms each Lien granted by each Loan Party to the Collateral Agent for the benefit of the Secured Parties and reaffirms the guaranties made pursuant to the Guarantee Agreement, (iii) acknowledges and agrees that the grants of security interests by and the guaranties of the Loan Parties contained in the Guarantee Agreement and the Security Agreement are, and shall remain, in full force and effect after giving effect to this Second Amendment, and (iv) agrees that all Secured Obligations are Guaranteed Obligations (as defined in the Guarantee Agreement).

(3) Without limiting the foregoing, Holdings, as party to the Security Agreement hereby (i) acknowledges and agrees that all of its obligations under the Security Agreement are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms each Lien granted by it to the Collateral Agent for the benefit of the Secured Parties, and (iii) acknowledges and agrees that the grants of security interests by it contained in the Security Agreement are, and shall remain, in full force and effect after giving effect to this Second Amendment.

SECTION Five - Expenses.  The Borrower agrees to pay or reimburse the Administrative Agent for (i) all of its reasonable out-of-pocket costs and expenses incurred in connection with this Second Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, and (ii) the reasonable documented fees, charges and disbursements of Davis Polk & Wardwell LLP, as counsel to the Administrative Agent.

SECTION Six - Tax Matters. For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Second Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement (after giving effect to this Second Amendment) as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION Seven - Execution in Counterparts.  This Second Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract.  Delivery of an executed counterpart of this Second Amendment by facsimile transmission or electronic photocopy (i.e., “pdf”) shall be effective as delivery of a manually executed counterpart of this Second Amendment.

SECTION Eight - Governing Law.  THIS SECOND AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SECOND AMENDMENT (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered as of the day and year first above written.

WMG ACQUISITION CORP.

By:	/s/ Paul M. Robinson
Name: Paul M. Robinson
Title: Executive Vice President, General Counsel and Secretary

Acknowledged and agreed:

WMG HOLDINGS CORP.

By:	/s/ Paul M. Robinson
Name: Paul M. Robinson
Title: Executive Vice President, General Counsel and Secretary

ROADRUNNER RECORDS, INC.

T.Y.S., INC.

THE ALL BLACKS U.S.A., INC.

A.P. SCHMIDT CO.

ATLANTIC RECORDING CORPORATION

ATLANTIC/MR VENTURES INC.

BIG BEAT RECORDS MC.

CAFE AMERICANA INC.

CHAPPELL MUSIC COMPANY, INC.

COTA MUSIC, INC.

COTILLION MUSIC, INC.

CRK MUSIC INC.

E/A MUSIC, INC.

ELEKSYLUM MUSIC, INC.

ELEKTRA/CHAMELEON VENTURES INC.

ELEKTRA ENTERTAINMENT GROUP INC.

ELEKTRA GROUP VENTURES INC.

FHK, INC.

FIDDLEBACK MUSIC PUBLISHING COMPANY, INC.

FOSTER FREES MUSIC, INC.

INSOUND ACQUISITION INC.

INTERSONG U.S.A., INC.

JADAR MUSIC CORP.

LEM AMERICA, INC.

LONDON-SIRE RECORDS INC.

MAVERICK PARTNER INC.

MCGUFFIN MUSIC INC.

MIXED BAG MUSIC, INC.

NONESUCH RECORDS INC.

NON-STOP MUSIC HOLDINGS, INC.

OCTA MUSIC, INC.

PEPAMAR MUSIC CORP.

REP SALES, INC.

REVELATION MUSIC PUBLISHING CORPORATION

RHINO ENTERTAINMENT COMPANY

RICK’S MUSIC INC.

RIGHTSONG MUSIC INC.

RYKO CORPORATION

RYKODISC, INC.

RYKOMUSIC, INC.

(cont-d):

SEA CHIME MUSIC, INC.

SR/MDM VENTURE INC.

SUPER HYPE PUBLISHING, INC.

TOMMY BOY MUSIC, INC.

TOMMY VALANDO PUBLISHING GROUP, INC.

UNICHAPPELL MUSIC INC.

W.B.M. MUSIC CORP.

WALDEN MUSIC INC.

WARNER ALLIANCE MUSIC INC.

WARNER BRETHREN INC.

WARNER BROS. MUSIC INTERNATIONAL INC.

WARNER BROS. RECORDS INC.

WARNER CUSTOM MUSIC CORP.

WARNER DOMAIN MUSIC INC.

WARNER MUSIC DISCOVERY INC.

WARNER MUSIC LATINA INC.

WARNER MUSIC SP INC.

WARNER SOJOURNER MUSIC INC.

WARNER SPECIAL PRODUCTS INC.

WARNER STRATEGIC MARKETING INC.

WARNER/CHAPPELL MUSIC (SERVICES), INC.

WARNER/CHAPPELL MUSIC, INC.

WARNER/CHAPPELL PRODUCTION MUSIC, INC.

WARNER-ELEKTRA-ATLANTIC CORPORATION

WARNERSONGS, INC.

WARNER-TAMERLANE PUBLISHING CORP.

WARPRISE MUSIC INC.

WB GOLD MUSIC CORP.

WB MUSIC CORP.

WBM/HOUSE OF GOLD MUSIC, INC.

WBR/QRI VENTURE, INC.

WBR/RUFFNATION VENTURES, INC.

WBR/SIRE VENTURES INC.

WEA EUROPE INC.

WEA INC.

WEA INTERNATIONAL INC.

WIDE MUSIC, INC.

ASYLUM RECORDS LLC

ATLANTIC MOBILE LLC

ATLANTIC PRODUCTIONS LLC

ATLANTIC SCREAM LLC

ATLANTIC/143 L.L.C.

BB INVESTMENTS LLC

BULLDOG ISLAND EVENTS LLC

BUTE SOUND LLC

CORDLESS RECORDINGS LLC

EAST WEST RECORDS LLC

FOZ MAN MUSIC LLC

FUELED BY RAMEN LLC

LAVA RECORDS LLC

MM INVESTMENT LLC

RHINO NAME & LIKENESS HOLDINGS, LLC

(cont-d):

RHINO/FSE HOLDINGS, LLC

T-BOY MUSIC, LLC

T-GIRL MUSIC, LLC

THE BIZ LLC

UPPED.COM LLC

WARNER MUSIC DISTRIBUTION LLC

J. RUBY PRODUCTIONS, INC.

SIX-FIFTEEN MUSIC PRODUCTIONS, INC.

SUMMY-BIRCHARD, INC.

ARTIST ARENA LLC

ATLANTIC PIX LLC

FERRET MUSIC HOLDINGS LLC

FERRET MUSIC LLC

FERRET MUSIC MANAGEMENT LLC

FERRET MUSIC TOURING LLC

P & C PUBLISHING LLC

WARNER MUSIC NASHVILLE LLC

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President & Secretary of each of the above named entities listed under the heading Guarantors and signing this agreement in such capacity on behalf of each such entity

WARNER MUSIC INC.

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President, General Counsel and Secretary

615 MUSIC LIBRARY, LLC

By:	Six-Fifteen Music Productions, Inc., its Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President and Secretary

ARTIST ARENA INTERNATIONAL, LLC

By:	Artist Arena LLC, its Sole Member By: Warner Music Inc., its Sole Member

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Executive Vice President, General Counsel and Secretary

ALTERNATIVE DISTRIBUTION ALLIANCE

By:	Warner Music Distribution LLC, its Managing Partner By: Rep Sales, Inc., its Sole Member and Manager

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President and Secretary

MAVERICK RECORDING COMPANY

By:	SR/MDM Venture Inc., its Managing Partner

By:	/s/ Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President and Secretary

NON-STOP CATACLYSMIC MUSIC, LLC NON-STOP INTERNATIONAL PUBLISHING, LLC NON-STOP OUTRAGEOUS PUBLISHING, LLC

By:	Non-Stop Music Publishing, LLC, their Sole Member By: Non-Stop Music Holdings, Inc., its Sole Member

By:	Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President and Secretary

NON-STOP MUSIC LIBRARY, L.C. NON-STOP MUSIC PUBLISHING, LLC NON-STOP PRODUCTIONS, LLC

By:	Non-Stop Music Holdings, Inc., their Sole Member

By:	Paul M. Robinson
Name:	Paul M. Robinson
Title:	Vice President and Secretary

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and Lender

By:	/s/ Judith Smith
Name:	Judith Smith
Title:	Authorized Signatory

By:	/s/ Karim Rahimtoola
Name:	Karim Rahimtoola
Title:	Authorized Signatory